Exhibit 32

SECTION 906 CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF

BOISE INC. AND BZ INTERMEDIATE HOLDINGS LLC

We are providing this Certificate pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C., Section 1350. It accompanies the Annual Report on Form 10-K of Boise Inc. and BZ Intermediate Holdings LLC for the year ended December 31, 2010 (the Report).

I, Alexander Toeldte, chief executive officer of Boise Inc. and BZ Intermediate Holdings LLC, certify that:

(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Boise Inc. and BZ Intermediate Holdings LLC.

/s/ Alexander Toeldte	/s/ Alexander Toeldte
Alexander Toeldte	Alexander Toeldte
Chief Executive Officer	Chief Executive Officer
Boise Inc.	BZ Intermediate Holdings LLC

I, Samuel K. Cotterell, chief financial officer of Boise Inc. and BZ Intermediate Holdings LLC, certify that:

(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Boise Inc. and BZ Intermediate Holdings LLC.

/s/ Samuel K. Cotterell	/s/ Samuel K. Cotterell
Samuel K. Cotterell	Samuel K. Cotterell
Chief Financial Officer	Chief Financial Officer
Boise Inc.	BZ Intermediate Holdings LLC

Date: March 2, 2011

A signed original of this written statement required by Section 906 will be retained by Boise Inc. and BZ Intermediate Holdings LLC and furnished to the Securities and Exchange Commission or its staff upon request.